UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2002

IVAX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	1-09623	16-1003559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137
(Address of Principal Executive Offices)

(305) 575-6000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed since Last Report)

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ITEM 5.    OTHER EVENTS.

     On May 15, 2002, IVAX Corporation issued 444,000 shares (the “Shares”) of its common stock, pursuant to its Registration Statement on Form S-3, Registration No. 333-51372, in settlement of certain put option obligations.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

The Exhibits to this Form 8-K are listed on the Exhibit Index.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2002	IVAX CORPORATION

	By:	/s/ Thomas E. Beier

Thomas E. Beier
Senior Vice President-Finance and
Chief Financial Officer

Exhibit Index

Exhibit

5.1	Opinion of Akerman, Senterfitt & Eidson, P.A.

10.32	Equity Option Confirmation Agreement, dated August 6, 2001, as amended on November 14, 2001 and January 18, 2002.

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